Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Ariba, Inc.:

We consent to the use of our report dated December 6, 2005, with respect to the consolidated balance sheet of Ariba, Inc. and subsidiaries as of September 30, 2005, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the years in the two-year period ended September 30, 2005, incorporated herein by reference.

/s/ KPMG LLP

Pittsburgh, Pennsylvania

May 7, 2007